                                CREDIT AGREEMENT

                                      among

                         FLOW INTERNATIONAL CORPORATION,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       and

                 U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION,
                              AS AGENT FOR LENDERS






                         Dated as of September 25, 1995

                                CREDIT AGREEMENT


          This credit agreement is made and entered into as of the 25th day of September, 1995, among FLOW INTERNATIONAL CORPORATION, a Delaware corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE I ANNEXED HERETO (each individually referred to herein as a "Lender" and collectively as "Lenders"), and U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank"), as agent for Lenders (in such capacity "Agent"). Words and phrases with initial capitalized letters have the meanings assigned in ARTICLE I of this Agreement.


                                R E C I T A L S :

          WHEREAS, Borrower desires that Lenders extend certain credit facilities to Borrower to permit Borrower to renew, extend, and increase its existing debt to U. S. Bank, to provide for the working capital requirements of Borrower, and to pay fees and expenses in connection with the making of such credit facilities; and

          WHEREAS, Lenders are ready, able, and willing to provide the requested credit facilities to Borrower on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:


                             ARTICLE I.  DEFINITIONS

          1.1 TERMS DEFINED. As used herein, the following terms have the meanings set forth below:

          "Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Borrower. A Person shall be deemed to control a corporation, limited liability company, or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation, limited liability company, or partnership, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means U. S. Bank in its capacity as agent for Lenders, and any successor agent designated pursuant to SECTION 9.6 hereof.

          "Agreement" means this credit agreement and includes all amendments to this Agreement.

          "Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

          "Applicable Margin" means, with respect to any borrowing based on the LIBOR Rate, the rate per annum that is determined by reference to the following matrix:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     FUNDED DEBT RATIO AS OF THE END            APPLICABLE MARGIN
     OF THE PREVIOUS FISCAL QUARTER
--------------------------------------------------------------------------------
              Less than 1.5:1.0                        1.0%
--------------------------------------------------------------------------------

             Equal to or greater                       1.35%
                 than 1.5:1.0
     and less than or equal to 3.0:1.0
--------------------------------------------------------------------------------

             Greater than 3.0:1.0               Default rate set forth
                                                in SECTION 3.5 applies
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          "Benefitted Lender" has the meaning set forth in SECTION 10.4(A) hereof.

          "Borrower" means Flow International Corporation, a Delaware corporation, and its successors.

          "Borrowing Date" means any Business Day specified in a notice pursuant to (a) SECTION 2.7 as a date on which Borrower requests Lenders to make Loans hereunder, or (b) SECTION 2.9 as a date on which Borrower has requested Issuing Bank to issue a Letter of Credit hereunder.

          "Borrowing Notice" has the meaning set forth in SECTION 2.7(A).

          "Business Day" means any day except a Saturday, Sunday, or other day on which national banks in the state of Washington are authorized or required by law to close.

          "Capital Expenditures" means, for the relevant period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "additions to property, plant, or equipment" or comparable items reflected in the statement of cash flows of Borrower and its Subsidiaries.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash Flow" means Borrower's net income (after taxes) for the relevant period, subject to the following adjustments:

          (a) There shall be added to net income: (i) charges against income consisting of depreciation of real and personal property, amortization, write-off of goodwill, and other intangibles, and
     (ii) interest expense; and

          (b) There shall be deducted from net income: (i) cash paid by Borrower during the relevant period for Capital Expenditures, and
     (ii) dividends and distributions paid to Borrower's shareholders.

          "Claims" has the meaning set forth in SECTION 10.13.

          "Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which Agent, for its benefit and the ratable benefit of Lenders, or Private Lenders have been or are to be granted a security interest by Borrower or any other Person.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods, or services by Borrower or its Subsidiaries in the ordinary course of business of Borrower or its Subsidiaries.

          "Commitment Period" has the meaning set forth in SECTION 2.1 hereof.

          "Commitment Transfer Supplement" has the meaning set forth in SECTION 10.3(c) hereof.

          "Current Ratio" means the ratio of Borrower's current assets to Borrower's current liabilities.

          "Debt Service" means, as of the last day of the relevant period, the current portion of Borrower's long-term Indebtedness, plus the sum of interest expense for the relevant period.

          "Debt Service Coverage Ratio" means the ratio of Cash Flow to Debt Service.

          "Default" means any condition or event that constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "EBITDA" means, for the relevant period, Borrower's net income before taxes to which charges against income consisting of depreciation of real and personal property, amortization, write-off of goodwill and other intangibles have been added, but which shall exclude, unless otherwise agreed to in writing by Agent, the adjusted net income of any Subsidiary acquired by Borrower after the date of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning set forth in SECTION 8.1.

          "Existing Credit Agreement" means that certain credit agreement dated as of October 14, 1992, between Borrower and U. S. Bank, as it may have been amended or otherwise modified through the date of this Agreement.

          "Existing Letters of Credit" means those certain letters of credit listed on SCHEDULE II, annexed hereto issued by U. S. Bank pursuant to the Existing Credit Agreement which will, as of the date of this Agreement, be deemed outstanding as Letters of Credit issued pursuant to SECTION 2.8 of this Agreement.

          "Funding" means any disbursement of the proceeds of the Revolving Credit Loans or the issuance or renewal of any Letters of Credit.

          "Funded Debt Ratio" means, as of the date of measurement, the ratio of
(a) all Indebtedness of Borrower except (i) Trade Payables, and (ii) all accrued liabilities, deferred taxes, and minority interests generated in the normal course of business; to (b) the sum of (i) Borrower's EBITDA for the immediately preceding four fiscal quarters of Borrower, plus (ii) in the event Borrower has acquired any Subsidiaries during the immediately preceding four quarters of Borrower, the EBITDA of such Subsidiaries from the first day of the immediately preceding four quarters through the date of acquisition of each Subsidiary.

          "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.

          "Governmental Body" means the government of the United States, any state or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

          "Hazardous Materials" means oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials including but not limited to substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws.

          "Hazardous Materials Claims" means (a) enforcement, cleanup, removal, or other regulatory actions instituted, completed, or threatened by any Governmental Body pursuant to any applicable Hazardous Materials Laws; and
(b) claims made or threatened by any third party against Borrower or its property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Materials.

          "Hazardous Materials Laws" means all Applicable Laws pertaining to Hazardous Materials.

          "Indebtedness" means all items that in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and guaranties and endorsements (other than for collection in the ordinary course of business) with regard to the obligations of other Persons.

          "Indemnified Liabilities" has the meaning set forth in SECTION 10.2 hereof.

          "Indemnified Persons" has the meaning set forth in SECTION 10.2 hereof.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Issuing Lender" means U. S. Bank or any of its affiliates which from time to time may be designated by U. S. Bank in its sole discretion to issue Letters of Credit.

          "L/C Application" has the meaning set forth in SECTION 2.9.

          "L/C Participating Interest" means an undivided participating interest in each Letter of Credit and the related L/C Application.

          "Lenders" means the Persons identified as "Lenders" and listed on
SCHEDULE I of this Agreement, together with their successors and permitted assigns pursuant to SECTION 10.3 hereof.

          "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Borrower or its Subsidiaries pursuant to the terms of this Agreement, together with all Existing Letters of Credit.

          "Letter of Credit Participation Certificate" has the meaning set forth in SECTION 2.12(B).

          "LIBOR Borrowing Rate" means the LIBOR Rate plus the Applicable
Margin.

          "LIBOR Interest Period" means as to any LIBOR Rate Borrowing, a period of 1, 2, 3, 6, 9, or 12 months commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; PROVIDED however, that: (a) no LIBOR Interest Period shall be selected which would extend beyond the Commitment Period;
(b) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (c) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month during which the applicable LIBOR Interest Period expires.

          "LIBOR Rate" means for any LIBOR Interest Period, the fixed rate of interest per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the London Interbank Offered Rate, which is the per annum rate of interest determined by Agent to be the rate at which deposits in U.S. dollars are offered in the London Interbank market at approximately
11 a.m. (London time), two Business Days prior to the commencement of the applicable LIBOR Interest Period for a period of time comparable to such LIBOR Interest Period, in an amount equal or comparable to the applicable LIBOR Rate Borrowing, which rate shall be adjusted from time to time to take into account the cost to U. S. Bank to maintain any reserves for a Eurodollar deposit required to fund the amount of the applicable LIBOR Rate Borrowing, and also to take into account any required statutory reserves for foreign loans to United States residents, whether or not the applicable LIBOR Rate Borrowing is so funded by U. S. Bank

          "LIBOR Rate Borrowing" means any Revolving Credit Loan or portion thereof for which Borrower has elected the LIBOR Borrowing Rate to apply. The minimum amount of each LIBOR Rate Borrowing shall be $1,000,000 and integral multiples thereof.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, or any encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) in any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

          "Loans" means the Revolving Credit Loans and includes all renewals and amendments thereof.

          "Loan Documents" means this Agreement, the Note, together with all other agreements, instruments, and documents arising out of or relating to this Agreement, the Loans, or the Letters of Credit, as well as all renewals and amendments thereof.

          "Note" means the Revolving Credit Note and includes all renewals, replacements, and amendments thereof.

          "Obligations" means all obligations of every nature of Borrower and its Subsidiaries from time to time owed to Agent, Lenders, Issuing Lender, Private Lenders, or any of them under the Loan Documents or the loan documents relating to the Private Debt, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification, or otherwise.

          "Participants" has the meaning set forth in SECTION 10.3(B) hereof.

          "Participating Lender" means any Lender (other than Issuing Lender) with respect to its L/C Participating Interest in Letters of Credit.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Body.

          "Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (a) maintained by Borrower or any ERISA Affiliate for employees of Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Borrowing Rate" means a per annum rate equal to the Prime Rate.

          "Prime Rate" means that rate of interest announced by Agent from time to time as its prime rate. The Prime Rate is not the lowest rate of interest charged by Agent to any classification of Agent customers. For purposes of this Agreement, each time the Prime Rate changes, a contemporaneous change shall occur in the interest rate charged to Borrower on any Prime Rate Borrowings, effective upon the announcement or publication of any such change in rate.
Agent shall not be obligated to notify Borrower of any change in the Prime Rate; however, the Prime Rate is available upon inquiry of Agent.


          "Prime Rate Borrowing" means any Revolving Credit Loan pursuant to the terms of this Agreement which bears interest at the Prime Borrowing Rate. Computations of interest for any Prime Rate Borrowing shall be based upon a 360 day year, for the actual number of days elapsed.

          "Private Debt" means the Indebtedness of Borrower to Private Lenders in the initial principal amount of $15,000,000.

          "Private Lenders" means Connecticut General Life Insurance Company and Life Insurance Company of North America, and their successors and assigns.

          "Pro Rata Share" means with respect to all payments, computation, and other matters relating to the Revolving Credit Commitment or the Revolving Credit Loans of any Lender or any Letters of Credit issued or participations herein purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that Lender by (b) the aggregate Revolving Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender for purposes hereof is set forth opposite the name of that Lender in SCHEDULE I annexed hereto.

          "Purchasing Lenders" has the meaning set forth in SECTION 10.3(c) hereof.

          "Requisite Lenders" means Lenders holding in excess of 66 2/3 percent of the Revolving Loan Exposure, except that for purposes of determining the Lenders entitled to declare the Note to be forthwith due and payable pursuant to
ARTICLE VIII, "Requisite Lenders" shall mean Lenders holding 75 percent or more of the Revolving Loan Exposure.

          "Register" has the meaning set forth in SECTION 10.3(d) hereof.

          "Revolving Credit Loan" has the meaning set forth in SECTION 2.1(a) hereof and includes all renewals of and amendments to the Revolving Credit Loan.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount of such Lender's commitment as set forth in SCHEDULE I hereto.

          "Revolving Credit Note" has the meaning set forth in SECTION 2.3 hereof and includes all renewals, replacements, and amendments of the Revolving Credit Note.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (a) prior to the termination of the Revolving Credit Commitment, that Lender's Revolving Credit Commitment, and (b) after the termination of the Revolving Credit Commitment, the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender, plus
(ii) in the event that Lender is the Issuing Lender, the aggregate amount of all drawings under Letters of Credit honored by that Lender and not theretofore reimbursed by Borrower (net of any participations purchased by other Lenders in the applicable Letters of Credit), plus (iii) the aggregate amount of all participations purchased by that Lender in any drawings under Letters of Credit on or by Issuing Lender and not therefore reimbursed by Borrower.

          "Security Agreement" has the meaning set forth in SECTION 4.1(b) and includes all amendments to the Security Agreement.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) Indebtedness of Borrower or its Subsidiaries, (b) workers compensation liabilities of Borrower or its Subsidiaries, (c) the obligations of third party insurers of Borrower or its Subsidiaries arising by or virtue of the laws of any jurisdiction requiring third party insurers, (d) obligations with respect to Capital Leases of Borrower or its Subsidiaries, and (e) performance, payment, deposit, or surety obligations of Borrower or its Subsidiaries in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the United States Bankruptcy Code).

          "Subordinated Debt" means any unsecured Indebtedness of Borrower which expressly contains in the instruments evidencing such Indebtedness or in the indenture or other similar instrument under which such Indebtedness is issued (which indenture or other similar instrument shall be binding on all holders of such Indebtedness), subordination provisions in form and substance satisfactory to Agent substantially to the effect that the holder agrees that the Indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations.

          "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity of which more than 50 percent of the securities or other ownership interests having ordinary voting power is, at the time as of which any determination is being made, owned or controlled directly or indirectly by the parent or one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent.

          "Subsidiary Security Agreement" has the meaning set forth in SECTION 4.1(c) and includes all amendments of the Subsidiary's Security Agreement.

          "Tangible Net Worth" means Borrower's total stockholders' equity as determined in accordance with GAAP as applied in Borrower's April 30, 1995, balance sheet, less all net intangible assets including but not limited to goodwill, licenses, franchises, trademarks, trade names, service marks, patents, and copyrights.

          "Tax" means for any Person, any tax, assessment, duty, levy, or other change imposed by any Governmental Body on such Person or on any property, revenue, income, or franchise of such Person and any interest or penalty with respect to any of the foregoing.

          "Total Revolving Credit Commitment" means the sum of the Revolving Credit Commitments of all Lenders, but in no event shall the Total Revolving Credit Commitment exceed during the time periods set forth below, the following amounts:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          MEASURED FROM THE DATE                   TOTAL REVOLVING
            OF THIS AGREEMENT                     CREDIT COMMITMENT
--------------------------------------------------------------------------------
               First year                            $60,000,000
--------------------------------------------------------------------------------

               Second year                           $60,000,000
--------------------------------------------------------------------------------

               Third year                            $52,000,000
--------------------------------------------------------------------------------

               Fourth year                           $44,000,000
--------------------------------------------------------------------------------

               Fifth year                            $36,000,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


          "Trade Payables" means amounts owing to suppliers and vendors for the acquisition of inventory, goods, and services in the ordinary course of business.

          "Transferee" has the meaning set forth in SECTION 10.3(e) hereof.

          "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments thereof.

          "Unreimbursed L/C Payment" has the meaning set forth in SECTION 2.12(b) hereof.

          "U. S. Bank" means U. S. Bank of Washington, National Association, a national banking association, and its successors and assigns.

          "Working Capital" means Borrower's current assets, less Borrower's current liabilities.

          1.2 ACCOUNTING TERMS. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings and interpretations commonly applied under GAAP. Financial statements and other information required to be delivered by Borrower to Agent and or Lenders pursuant to clauses (a) (b), and (c) of SECTION 5.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal and reasonable year-end audit adjustments) as in effect at the time of such preparation. Calculations in connection with the definitions, covenants, and other provisions of this Agreement shall utilize accounting principles and policies in conformance with those used to prepare the financial statements referred to in SECTION 7.9. Any financial or accounting term relating to Borrower, whether defined herein or to be interpreted in conformity with GAAP, refers to such term determined on a consolidated basis in accordance with GAAP.

          1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:

          (a) Words in the singular include the plural, and words in the plural include the singular.

          (b) Provisions of the Loan Documents apply to successive events and transactions.

          (c) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

          (d) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

          1.4 INCORPORATION OF RECITALS AND EXHIBITS. The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

                     ARTICLE II.  REVOLVING CREDIT FACILITY


          2.1  REVOLVING CREDIT COMMITMENTS.


          (a) Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, each Lender severally and not jointly agrees to make loans (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to Borrower from time to time during the period ending on November 30, 2000 ("Commitment Period"), provided that the aggregate principal amount of the Revolving Credit Loans made by such Lender to Borrower at any one time outstanding shall not exceed an amount equal to Lender's Revolving Credit Commitment as set forth opposite such Lender's name on
SCHEDULE I, provided, further, that the aggregate principal amount of all Revolving Credit Loans at any one time outstanding to Borrower shall not exceed, in the aggregate, as to all Lenders, the Total Revolving Credit Commitment less
(i) the aggregate face amount of Letters of Credit outstanding at such time, and
(ii) all Unreimbursed L/C Payments at such time.

          (b) During the Commitment Period, Borrower may use the Revolving Credit Commitments (i) by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement, and (ii) by having Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon, or, if drawn upon, reimbursing Issuing Lender for such drawing, and having Issuing Lender issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement.

          2.2 PURPOSES OF REVOLVING CREDIT LOANS. Borrower may use the proceeds of the Revolving Credit Loans for renewing and refinancing its Indebtedness to U. S. Bank under the Existing Loan Agreement, for the purpose of making payments to Issuing Lender to reimburse Issuing Lender for drawings made under the Letters of Credit, and for other general corporate purposes.

          2.3 REVOLVING CREDIT NOTE. The Revolving Credit Loans to be made to Borrower shall be evidenced by and repayable with interest in accordance with a promissory note in the form of EXHIBIT A, payable to the order of Agent dated as of the date hereof and in the principal amount of $60,000,000 ("Revolving Credit Note").

          2.4 INTEREST RATES. Each time Borrower requests a new Revolving Credit Loan, Borrower may, subject to SECTION 3.9, elect the Prime Borrowing Rate or the LIBOR Borrowing Rate to apply to such new Revolving Credit Loan. At any time prior to the expiration of an LIBOR Interest Period, and at any other time with respect to Prime Rate Borrowings, Borrower may, subject to
SECTION 3.9, elect the Prime Borrowing Rate or the LIBOR Borrowing Rate to apply to any existing LIBOR Rate Borrowing at the end of the LIBOR Interest Period or to any existing Prime Rate Borrowing. In the event Borrower does not specify an interest rate election as provided herein for a new Revolving Credit Loan or prior to the end of any LIBOR Interest Period with respect to any existing LIBOR Rate Borrowing, then the new Revolving Credit Loan or existing LIBOR Rate Borrowing at the expiration of the LIBOR Interest Period shall be deemed to constitute a Prime Rate Borrowing. Notwithstanding the foregoing, there shall not be in excess of five LIBOR Rate Borrowings outstanding at any one time.

          2.5 PAYMENT OF INTEREST. Until the Revolving Credit Loans shall have been paid in full, Borrower shall pay in arrears to Agent for the account of each Lender an amount equal to all accrued interest on the Revolving Credit Loans on the last day of each month, commencing on the first such date following the making of the Revolving Credit Loan, and on the last day of each month thereafter.

          2.6 REPAYMENT OF PRINCIPAL AND TERMINATION OF REVOLVING CREDIT COMMITMENTS.

          (a) On the dates that are three, four, and five years from the date of this Agreement, Borrower shall pay Agent, for the account of each Lender, the amount of principal necessary to reduce (i) the aggregate outstanding principal of the Revolving Credit Loans, plus (ii) the aggregate face amount of Letters of Credit then outstanding, to the Total Revolving Credit Commitment as of each date.

          (b) Borrower shall pay Agent for the account of each Lender all outstanding principal, accrued interest, and other charges with respect to the Revolving Credit Loans on November 30, 2000. The Revolving Credit Commitments of Lenders shall automatically and permanently terminate on November 30, 2000.

          2.7  BORROWING UNDER THE REVOLVING CREDIT COMMITMENTS; BORROWING
NOTICES.

          (a) Borrower shall give Agent irrevocable notice (either in writing, including facsimile, or orally) for each Prime Rate Borrowing. Borrower shall give Agent irrevocable notice (either in writing, including facsimile, or orally and promptly confirmed in writing) for each LIBOR Rate Borrowing at least two Business Days (between 8 a.m. and 12 noon Seattle, Washington time) prior to the date of the requested LIBOR Rate Borrowing.

     Each such written notice (a "Borrowing Notice") shall be in form and substance acceptable to Agent and shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the chief executive officer, chief operating officer, chief financial officer, or treasurer of Borrower, each of whom is authorized to request Revolving Credit Loans and direct disposition of any such Revolving Credit Loans until written notice by Borrower of the revocation of such authority is received by Agent. The Borrowing Notice shall specify the amount of the requested Revolving Credit Loan and the interest rate option chosen by Borrower in accordance with SECTION 2.4 hereof. Each Borrowing Notice shall be effective upon receipt, except that notices received by Agent after 12 noon, Seattle time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day. Each Borrowing Notice and oral request for a Prime Rate Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of the notice, (i) the statements set forth in ARTICLE VII hereof (except for SECTIONS 7.5, 7.10, and 7.13 hereof) are true and correct, (ii) no material adverse change in Borrower's financial condition has occurred subsequent to the date of the financial statements of Borrower for the most recent fiscal quarter then ended which have been delivered to Agent, and (iii) no Event of Default has occurred and is continuing. On receipt of such Borrowing Notice, Agent shall promptly notify each Lender by telephone (confirmed promptly by facsimile) of the information set forth in the Borrowing Notice. Each Lender shall before 12 noon (Seattle, Washington Time) on the specified date of borrowing make available to Agent an amount in immediately available funds equal to the amount of the Revolving Credit Loan to be made by such Lender. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in SECTION 4.2 hereof, and after receipt by Agent of such funds, Agent will make such funds available to Borrower by depositing them to the ordinary checking account maintained by Borrower at Agent's office.

          (b) Any Revolving Credit Loan made pursuant to subsection (a) above shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Revolving Credit Loan is deposited to the credit of the account of Borrower with Agent or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether Persons other than those authorized hereunder to make requests for Revolving Credit Loans have authority to draw against any such account. Borrower acknowledges that Agent cannot effectively determine whether a particular request for a Revolving Credit Loan is valid, authorized, or authentic. It is nevertheless important to Borrower that it has the privilege of making requests for Revolving Credit Loans in accordance with SECTION 2.7(a) hereof. Therefore, to induce Agent to lend funds in response to such requests and in consideration for Agent's agreement to receive and consider such requests, Borrower assumes all risk of the validity, authenticity, and authorization of such requests, whether or not the individual making such requests has authority to request Revolving Credit Loans and whether or not the aggregate sum owing exceeds the Total Revolving Credit Commitment.

          2.8 THE LETTERS OF CREDIT. Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties, and covenants of Borrower contained herein, or made pursuant hereto, Issuing Lender agrees from time to time during the Commitment Period to issue for the account of Borrower and its Subsidiaries Letters of Credit, provided that the aggregate face amount of Letters of Credit at any time outstanding shall not exceed the lesser of (i) the Total Revolving Credit Commitment, less
(1) the aggregate principal amount of all Revolving Credit Loans then outstanding, and (2) all Unreimbursed L/C Payments at such time, or
(ii) $20,000,000.

          2.9  ISSUANCE OF LETTERS OF CREDIT.

          (a) Borrower may request Issuing Lender to issue Letters of Credit by delivering to Agent at its address specified in SECTION 10.1 hereof, a commercial and/or standby letter of credit application and security agreement, as the case may be, in Issuing Lender's then-customary form (the "L/C Application"), completed to the satisfaction of Issuing Lender, and such other certificates, documents, and other papers and information as Issuing Lender may reasonably request.

          (b)  Each Letter of Credit issued hereunder shall, among other things,
(i) provide for the payment of sight drafts presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiration date occurring not later than the expiration of the Commitment Period. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the state of Washington.

          2.10 PARTICIPATING INTEREST IN LETTERS OF CREDIT. Effective in the case of each Letter of Credit as of the date of the issuance thereof, Issuing Lender agrees to allot and does allot to each Participating Lender and such Participating Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application a L/C Participating Interest in a percentage equal to such Participating Lender's Pro Rata Share.

          2.11 PROCEDURE FOR OPENING LETTERS OF CREDIT. Upon receipt of any L/C Application from Borrower, Issuing Lender will process such L/C Application, and the other certificates, documents, and other papers delivered to Issuing Lender in connection therewith, in accordance with its customary procedures and shall promptly open such Letters of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to Borrower. Issuing Lender will send to each Participating Lender on a monthly basis a summary of all Letters of Credit issued during such month. Issuing Lender's failure to send such monthly summary shall not affect the obligations of each Participating Lender under SECTION 2.12 hereof.

          2.12 LETTER OF CREDIT PAYMENTS.

          (a) Borrower agrees (i) to reimburse Issuing Lender, immediately upon its demand and otherwise in accordance with the terms of the L/C Application relating thereto, for any payment made by Issuing Lender under any Letter of Credit in accordance with its terms or at Borrower's request and (ii) to pay interest on any unreimbursed payment in respect of any Letter of Credit from the date of such payment until reimbursement in full thereof at a rate per annum equal to the rate that would then be payable on any outstanding Prime Rate Borrowings.


          (b) In the event that Issuing Lender makes a payment in respect of any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of Issuing Lender ("Unreimbursed L/C Payment"), and otherwise in accordance with the terms of the related L/C Application, Issuing Lender will promptly notify the Participating Lenders. Forthwith upon its receipt of any such notice, each Participating Lender will transfer to Issuing Lender in immediately available funds, an amount equal to its Pro Rata Share of such Unreimbursed L/C Payment. Upon its receipt from each Participating Lender of such amount, Issuing Lender will complete, execute and deliver to such Participating Lender a letter of credit participation certificate (a "Letter of Credit Participation Certificate"), in the form attached hereto as EXHIBIT B dated the date of such receipt and in such amount.

          (c) Whenever, at any time after Issuing Lender has made a payment in respect of any Letter of Credit, and has received a Participating Lender's Pro Rata Share of such Unreimbursed L/C Payment, Issuing Lender receives any reimbursement on account of such Unreimbursed L/C Payment or any payment of interest on account thereof, Issuing Lender will distribute to such Participating Lender its Pro Rata Share thereof; provided, however, that in the event that the receipt by Issuing Lender of such reimbursement or such payment of interest, as the case may be, is required to be returned, such Participating Lender will return to Issuing Lender any portion thereof previously distributed by Issuing Lender to it.

          2.13 LETTER OF CREDIT FEES.

          (a) Borrower agrees to pay to Issuing Lender, for the account of Issuing Lender and the Participating Lenders, a fee at the time of the issuance of each Standby Letter of Credit in an amount equal to .75 percent per annum of the face amount of each such Letter of Credit.

          (b) Borrower agrees to pay to Issuing Lender, for the account of Issuing Lender and the Participating Lenders, a fee at the time of the issuance of each Commercial Letter of Credit in an amount equal to .375 percent of the face amount of each such Letter of Credit.

          (c) In conjunction with the monthly statement to be sent by Issuing Lender to each Participating Lender pursuant to SECTION 2.11 hereof, Issuing Lender will distribute to each Participating Lender its Pro Rata Share of the remaining issuance fees for such Letters of Credit. No payment of fees shall be made to Participating Lenders with respect to the Existing Letters of Credit.

          2.14 FURTHER ASSURANCES. Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by Agent or Issuing Lender to effect more fully the purposes of this Agreement and to issue the Letters of Credit hereunder.

          2.15 OBLIGATIONS ABSOLUTE. The payment obligations of Borrower under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) The existence of any claim, setoff, defense, or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Lender, Agent or any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

          (b) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect, so long as Agent has not engaged in willful misconduct or gross negligence in connection therewith; or

          (c) Payment by Issuing Lender at the request of Borrower under any Letter of Credit against presentation of any draft or certificate which does not comply with the terms of such Letter of Credit.

          2.16 ASSIGNMENTS. No Participating Lender's participation in any Letter of Credit, or any of its rights or duties hereunder shall be subdivided, assigned, or transferred without the prior written consent of Issuing Lender. Such consent may be given or withheld without the consent or agreement of any other Participating Lender.

          2.17 LETTER OF CREDIT AND LENDER'S ACCEPTANCE RESERVES.

          (a) If any future imposition of any Applicable Law or any change in any Applicable Law or change in the interpretation or application of any Applicable Law or compliance by Issuing Lender with any request or directive (whether or not in the course of law) from any central bank or other Governmental Body shall either (i) impose, modify, deem, or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by Issuing Lender or (ii) impose upon Issuing Lender any other condition regarding this Agreement, any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to Issuing Lender of issuing or maintaining any Letter of Credit (which increase in costs shall be the result of Issuing Lender's reasonable allocation of the aggregate of such costs increases resulting from such events), then upon demand by Issuing Lender, Borrower shall immediately pay to Issuing Lender, from time to time as specified by Issuing Lender, additional amounts which shall be sufficient to compensate Issuing Lender for such increased costs, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Prime Rate. A certificate as to such increased costs incurred by Issuing Lender, submitted by Issuing Lender to Borrower, shall be conclusive, absent manifest error, as to the amount thereof. To the extent that Issuing Lender is unable to calculate any additional amount it is entitled to claim pursuant to this SECTION 2.17 until after termination of this Agreement and payment of the Note, this covenant shall survive the termination of this Agreement and payment of Note.

          (b)  Borrower agrees that the provisions of the foregoing paragraph
(a), the provisions of each L/C Application providing for the reimbursement of payment to Issuing Lender in the event of the imposition or implementation of, or increase in, any reserve, special deposit or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit.

          2.18 EXISTING LETTERS OF CREDIT. Notwithstanding anything to the contrary herein, as of the date of this Agreement, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters to Credit under this Agreement. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to SECTIONS 2.8 through 2.13 shall, as of the date of this Agreement, include the Existing Letters of Credit. With respect to each Existing Letter of Credit, for the period commencing on the date of this Agreement to and including the expiration date of any such Existing Letter of Credit, Borrower shall not be required to pay the letter of credit fees provided for in SECTION 2.13 herein.

          2.19 UNUSED PORTION FEE. Borrower agrees to pay Agent, for the account of Lenders based upon each Lender's Pro Rata Share, a fee for the Revolving Credit Commitment in an amount equal to 0.10 percent per annum of the average unused portion of the Total Revolving Credit Commitment; provided, however, that for purposes of the calculation of the unused portion fee only (a) from the date of this Agreement through October 31, 1996, the amount of the Total Revolving Credit Commitment shall be considered to be $45,000,000, (b) from November 1, 1996, through October 31, 1997, the amount of the Total

Revolving Credit Commitment shall be considered to be $52,000,000, and (c) thereafter the amount of the Total Revolving Credit Commitment shall be considered to be that set forth in the definition of "Total Revolving Credit Commitment" set forth in SECTION 1.1 herein. Such fee shall accrue from and include the date of this Agreement throughout the term of the Revolving Credit Loans and shall be payable quarterly in arrears on the last day of April, July, October, and January and on any day that the Revolving Credit Loans are paid in full and Lenders' commitment to make further Fundings under the Revolving Credit Commitment has expired or terminated. Computations of such fee shall be based on an 360-day year for the actual number of days elapsed.


            ARTICLE III.  GENERAL PROVISIONS APPLICABLE TO THE LOANS

          3.1 MANNER OF PAYMENT. All sums payable to Agent pursuant to this Agreement shall be paid directly to Agent in immediately available United States funds. Borrower authorizes Agent to debit Borrower's account No. 0227329372 maintained at U. S. Bank to make all payments due under this Agreement, the Note, and the other Loan Documents. Whenever any payment to be made hereunder or on any of the Note becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

          3.2 STATEMENTS. Agent shall send Borrower statements of all amounts due hereunder; the statements shall be considered correct and conclusively binding, absent manifest error, on Borrower unless Borrower notifies Agent to the contrary within 60 days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by Agent with respect to Borrower's loan accounts shall constitute evidence of all disbursements of Loan proceeds and payments made on the Loans. Without limiting the methods by which Agent may otherwise be entitled by Applicable Law to make demand for payment of the Loans upon Borrower, Borrower agrees that any statement, invoice, or payment notice from Agent to Borrower with respect to any principal or interest obligation of Borrower to Agent shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice, or payment notice. Under no circumstances shall a demand by Agent for partial payment of principal or interest or both be construed as a waiver by Agent of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.

          3.3 BOOK ENTRY LOAN ACCOUNT. Agent shall establish a book entry loan account for each of the Loans in which Agent will make debit entries of all Fundings pursuant to the terms of this Agreement. Agent will also record in the applicable loan account, in accordance with customary banking practices, all interest and other charges, expenses, and other items properly chargeable to Borrower, if any, together with all payments made by

Borrower on account of the Indebtedness evidenced by Borrower's respective loan accounts and all other sums credited to the respective loan accounts. The debit balance of Borrower's respective loan accounts shall reflect the amount of Borrower's Indebtedness to Lenders from time to time by reason of advances, charges, payments, or credits.

          3.4 COMPUTATIONS OF INTEREST AND FEES. All computations of interest and fees shall be based on a 360-day year for the actual number of days elapsed. Upon Borrower's request, Agent shall as soon as practicable notify Borrower and Lenders of each determination of an LIBOR Rate. A change in the interest rate on a Loan resulting from a change of the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

          3.5 DEFAULT INTEREST. Upon the occurrence and during the continuance of any Event of Default then (a) all LIBOR Rate Borrowings shall be converted into Prime Rate Borrowings at the end of the applicable LIBOR Interest Periods for such LIBOR Rate Borrowings (which conversion shall occur automatically), and
(b) the interest rate charged on all Prime Rate Borrowings may, at the option of Agent, be increased to a rate of interest equal to 2 percent per annum in excess of the Prime Rate.

          3.6 MAXIMUM INTEREST RATE. Notwithstanding any provision contained herein or in the Note, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected, or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lenders shall apply the excess first to reduce the unpaid balance of the Loans, then the excess shall be returned to Borrower.

          3.7 LATE CHARGE. If any payment of principal or interest required under any of the Loans is 15 days or more past due, Borrower shall pay to Agent a late charge of 5 percent of the delinquent payment or $5, whichever is greater, for each such late payment. The 15 day period provided for herein shall not be construed as a waiver of any Default or Event of Default resulting from any late payment under any of the Loans.

          3.8 PREPAYMENTS. Borrower may prepay all or any portion of any Prime Rate Borrowing without penalty or premium. In the event Borrower prepays all or any part of any LIBOR Rate Borrowing prior to the expiration of the applicable Interest Period, other than in response to action taken by Agent pursuant to
SECTION 3.9(C), Borrower shall pay to Agent a yield maintenance premium in an amount calculated pursuant to the prepayment formula attached hereto as EXHIBIT
C. All prepayments shall be applied to the last maturing principal payment due under the Loans being prepaid.

          3.9  LIBOR RATE BORROWING PROVISIONS.

          (a) Borrower may obtain LIBOR Borrowing Rate quotes from Agent between 8 a.m. and 12 noon (Seattle, Washington time) on any Business Day. Any LIBOR Borrowing Rate quoted (i) before 10 a.m. shall be based on the LIBOR Rate determined as of approximately 8 a.m. on such day, and Borrower may request an advance at such rate only by giving Agent notice in accordance with SECTION 2.7 hereof before 10 a.m. on such date; and (ii) between 10 a.m. and 12 noon shall be based on the LIBOR Rate determined as of approximately 10 a.m. on such day, and Borrower may request an advance at such rate only by giving Agent notice in accordance with SECTION 2.7 hereof not later than 12 noon on such date.

          (b) If at any time the LIBOR Rate is unascertainable or unavailable to any Lender or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate then is in effect, (i) it shall terminate automatically with respect to all LIBOR Rate Borrowings (1) on the last day of each then applicable LIBOR Interest Period, if Lenders may lawfully continue to maintain such loans, or
(2) immediately if any Lender may not lawfully continue to maintain such loans through such day, and (ii) subject to SECTION 3.5 hereof, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

          (c) If at any time after the date hereof (i) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (1) shall subject any Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to any Lender with respect to any loans bearing interest based on the LIBOR Rate, or (2) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by any Lender or its Eurodollar lending office, or impose on any Lender or its Eurodollar lending office any other condition affecting any such loans, and (ii) the result of any of the foregoing is (1) to increase the cost to any Lender of making or maintaining any such loans or
(2) to reduce the amount of any sum receivable under this Agreement or the Note by any Lender or its Eurodollar lending office, Borrower shall pay Agent for the account of Lenders within 15 days after demand by Agent such additional amount as will compensate such Lenders for such increased cost or reduction. The determination hereunder by Agent of such additional amount shall be conclusive in the absence of manifest error. If any Lender or Agent demands compensation under this SECTION 3.9(C), Borrower may upon three Business Days notice to Agent pay the accrued interest on all LIBOR Rate Borrowings, together with any additional amounts payable under SECTION 3.9(C). Subject to SECTION 3.5 hereof, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Rate Borrowings.

          (d)  Upon any termination of any LIBOR Rate Borrowing as a result of
(i) acceleration under SECTION 8.2 hereof, or (ii) repayment in response to a notice under SECTION 3.9(C) hereof, Borrower shall pay to Agent on behalf of Lenders on demand such amount as Agent reasonably determines (determined as though 100 percent of the applicable LIBOR Rate Borrowing had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities, or reductions in yield to Lenders resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

          (e) If Borrower chooses the LIBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lenders may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Agent's determination of the LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error. At Borrower's request, Agent shall provide Borrower with information reflecting how Agent determined the LIBOR Rate.

          (f) Notwithstanding any other term of this Agreement, Borrower may not select the LIBOR Borrowing Rate if a Default or an Event of Default hereunder has occurred and is continuing.

          (g) Nothing contained in this Agreement, including without limitation the determination of any LIBOR Interest Period or Agent's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lenders' right to decline to make any requested Revolving Credit Loan.

          3.10 LOAN FEE. Borrower agrees to pay to U. S. Bank, for its own account, a nonrefundable loan fee pursuant to the terms of letter agreement dated of even date herewith between U. S. Bank and Borrower.

          3.11 PRO RATA TREATMENT AND PAYMENTS.

          (a) Each Loan, each payment by Borrower on account of any fee paid for the benefit of Lenders hereunder (other than as set forth in SECTIONS 2.13(c) and 3.10 hereof) and any reduction of the Revolving Credit Commitments of Lenders hereunder shall be made pro rata according to the respective Pro Rata Shares of Lenders. Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the Pro Rata Share of each Lender. Agent shall distribute such payments to Lenders promptly on receipt in like funds as received. All payments made by Agent to a Lender shall be via federal wire transfer.

          (b) Unless Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make available the amount that would constitute its Pro Rata Share of the Loan on such date available to Agent, Agent may assume that such Lender has made such amount available to Agent on such Borrowing Date and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is made available to Agent on a date after such Borrowing Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by Agent, times
(ii) the amount of such Lender's Pro Rata Share of such Loan, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Pro Rata Share of such Loan shall have become immediately available to Agent and the denominator of which is 360. A certificate of Agent submitted to any Lender with respect to any amount owing under this SECTION 3.11(B) shall be conclusive, absent manifest error.

          (c) All payments (other than prepayments) made by Borrower hereunder shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, against fees, expenses, and indemnities due hereunder; (ii) second, against accrued interest on all amounts in default (including drawn amounts of Letters of Credit); (iii) third, against accrued interest on Revolving Credit Loans not in default; and (iv) fourth, against principal of Revolving Credit Loans; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall be entitled to apply the payment in the manner it shall deem appropriate.

                        ARTICLE IV.  CONDITIONS PRECEDENT

          4.1 CONDITIONS PRECEDENT FOR INITIAL LOANS. The obligation of each Lender to make the initial Funding hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Agent shall have received this Agreement, with a counterpart for each Lender, and the Revolving Credit Note, duly executed and delivered by the respective parties thereto.

          (b) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by Borrower, an amended and restated security agreement in the form attached hereto as EXHIBIT D ("Security Agreement"), granting to Agent for its benefit and the ratable benefit of Lenders a first priority security interest in all of the accounts, inventory, general intangibles, trademarks, trade names, service marks, patents, and applications therefor, chattel paper, and documents of Borrower, now owned or hereafter acquired, together with the proceeds thereof.

          (c) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by each United States Subsidiary of Borrower, a security agreement in the form attached hereto as EXHIBIT E ("Subsidiary Security Agreement"), granting to Agent for its benefit and the ratable benefit of Lenders a first priority security interest in all of the accounts, inventory, general intangibles, trademarks, trade names, service marks, patents, and applications therefore, chattel paper, and documents of each such Subsidiary, now owned or hereafter acquired, together with the proceeds thereof, as well as an unconditional guaranty in the form attached hereto as EXHIBIT F ("Guaranty").

          (d) Agent shall have received, duly executed and delivered by Borrower or Borrower's Subsidiary, such financing statements and other documents deemed necessary by Agent to perfect the security interests granted to Agent for its benefit and the ratable benefit of Lenders.

          (e) Agent shall have received from counsel for Borrower, with a counterpart for each Lender, an opinion addressed to Agent and Lenders and dated as of the date of this Agreement, in the form attached hereto as EXHIBIT G.

          (f) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Loan or Letter of Credit, no Default or Event of Default shall exist.

          (g) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Loan or Letter of Credit.

          (h) All corporate proceedings of Borrower shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of all corporate proceedings, that Agent has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide Agent with the following documents prior to or upon the execution of this Agreement:

          (i) Copies of the certificate of incorporation of Borrower, together with all amendments thereto, certified by Borrower to be true and complete;

          (ii) A certificate of authority for Borrower in the states of Delaware and Washington, dated within 30 days of the date of the execution of this Agreement; and

          (iii) A certified resolution of the directors and incumbency certificate of Borrower and each United States Subsidiary of Borrower, in the forms attached hereto as EXHIBITS H-1 and H-2, respectively.

          (i) Agent shall have received such evidence deemed necessary by Agent that Agent's security interests in the Collateral constitute first priority and, together with the security interests granted to Private Lenders, exclusive security interests, except as otherwise provided herein.

          (j) Agent shall have received a Borrowing Notice from Borrower for the initial Funding hereunder.

          (k) Agent shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance in forms satisfactory to Agent to the effect set forth in SECTION 5.5 hereof.

          (l) There shall have been no material adverse change in the financial condition of Borrower or any of Borrower's Subsidiaries, between July 12, 1995, and the date of this Agreement.

          (m) Agent shall have received a statement describing all material litigation involving Borrower or its Subsidiaries, certified as true by its legal counsel, in form and substance satisfactory to Agent.

          (n)  Agent shall have received for its account the fees referred to in
SECTION 3.10.

          (o) Agent shall have received, with a counterpart for each Lender, duly executed and delivered by Private Lenders, an intercreditor agreement in the form attached hereto as EXHIBIT I.


          4.2 CONDITIONS PRECEDENT TO ALL LOANS, ETC. The obligation of each Lender to make any Revolving Credit Loan and the obligation of Issuing Bank to issue any Letter of Credit, is subject to the fulfillment, to the satisfaction of Agent, of the following conditions precedent on the date such Loan is made or such Letter of Credit is issued:

          (a) The conditions set forth in SECTION 4.1 shall have been previously satisfied, and Agent shall have received evidence satisfactory to Agent of satisfaction thereof.

          (b) Agent shall have received for each requested Revolving Credit Loan, a Borrowing Notice, and for each requested Letter of Credit, an L/C Application.

          (c) There shall be executed and delivered to Agent such further instruments, agreements, and documents, as may be reasonably necessary or proper in the opinion of Agent to confirm the obligations of Borrower to Agent and Lenders hereunder, the grant of security therefor, and the proper use of the proceeds of all Revolving Credit Loans.

          (d) Upon request by Agent, there shall be executed and delivered to Agent, unconditional and absolute guaranties of Borrower's payment of the Obligations and performance of its other obligations under this Agreement, made by such Subsidiaries of Borrower as designated by Agent.

          (e) At the request of Agent, there shall be executed and delivered to Agent such instruments, agreements, and documents as may be reasonably necessary or proper in the opinion of Agent to grant to Agent for its benefit and the ratable benefit of Lenders a first priority security interest in all personal property of any Subsidiary that Borrower may acquire after the date of this Agreement.

          (f) At the request of Agent, there shall be executed and delivered to Agent such pledge agreements as may be reasonably necessary or proper in the opinion of the Agent to grant to Agent for its benefit and the ratable benefit of Lenders a first priority security interest in all shares of stock representing Borrower's ownership of any Subsidiary that Borrower may acquire after the date of this Agreement.

          (g) The representations and warranties of Borrower in ARTICLE VII hereof (except for SECTIONS 7.5, 7.10, and 7.13 hereof) shall be true on the date of each Loan or issuance of each Letter of Credit with the same force and effect as if made on and as of that date.

          (h) No Default or Event of Default shall exist, and after having given effect to the requested Loan or Letter of Credit, no Default or Event of Default shall exist.

          (i) To the extent not previously delivered, all other documents, agreements, and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to Agent, including but not limited to all documents, agreements, and instruments deemed necessary by Agent to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement, or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to the making or renewal of each Loan and the issuance of each Letter of Credit hereunder.


                        ARTICLE V.  AFFIRMATIVE COVENANTS

          Borrower hereby covenants and agrees that so long as this Agreement is in effect, the Note remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit, or any Obligation remains outstanding, Borrower shall and shall cause each of its Subsidiaries to:

          5.1 FINANCIAL DATA. Keep its books of account in accordance with GAAP, consistently applied, and furnish to Agent:

          (a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, (i) Borrower's 10-Q reports filed with the Securities and Exchange Commission, and (ii) the following consolidated unaudited financial statements of Borrower for each such fiscal quarter, all in reasonable detail and certified by Borrower to present fairly in all material respects the financial position of Borrower: balance sheet, statement of income, and statement of cash flows.

          (b) As soon as practicable and in any event within 90 days after the close of each fiscal year of Borrower, (i) Borrower's 10-K reports filed with the Securities and Exchange Commission, and (ii) the following consolidated financial statements of Borrower, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or exception deemed material by Agent) by Borrower's current independent certified public accountant or such other independent certified public accountants selected by Borrower and satisfactory to Agent: balance sheet, statement of income, and statement of cash flows. Borrower shall provide Agent with a copy of its independent certified public accountants' management letter or other similar report or correspondence to Borrower promptly upon receipt by Borrower.

          (c) Concurrently with (a) and (b), a certificate of the chief financial officer (or in his absence the corporate controller, treasurer, or assistant treasurer) of Borrower, (i) certifying that during such period (for purposes of compliance with financial covenants, such certificate shall specify that as of the date of such financial statements Borrower is not in Default with respect to such financial covenants) no Default or Event of Default existed or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto; and (ii) demonstrating compliance (by providing calculations or otherwise, in reasonable detail), as of the dates of the financial statements being furnished at such time, with the covenants set forth in SECTIONS 6.14, 6.15, 6.17, 6.18 (with the quarterly and annual financial statements required under subsections (a) and (b) above) and 6.16 (only with the annual financial statements required under subsection (b) above).

          (d) Upon request by Agent, consolidating balance sheets by entity for Borrower and each of the Subsidiaries.

          (e) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower accounts receivable and accounts payable agings for each such quarter in a form and in such detail as is acceptable to Agent.

                                       -27

          (f) Upon request by Agent, copies of all reports relative to the operations of Borrower, its Subsidiaries and their Affiliates prepared for Borrower's shareholders or filed with the Securities and Exchange Commission.

          (g) As soon as practicable and in any event within 90 days after the beginning of each fiscal year of Borrower, a budget of the financial operations of Borrower and its Subsidiaries for each such year in a form and in such detail as is acceptable to Agent.

          (h) Promptly upon the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

          (i) With reasonable promptness, such other information regarding the business, operations, and financial condition of Borrower and its Subsidiaries as Agent or any Lender may from time to time reasonably request.

          5.2 LICENSES AND PERMITS. Maintain all material Governmental Approvals and all related or other material agreements necessary for Borrower to operate its business, as it now exists or as it may be modified or expanded. Borrower will at all times comply with all Applicable Laws materially relating to the operations, facilities, or activities of Borrower or its Subsidiaries.

          5.3 MAINTENANCE OF PROPERTIES. Keep Borrower's properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in full compliance with such Applicable Laws.

          5.4  PAYMENT OF CHARGES.  Duly pay and discharge all material
(a) Taxes, imposed on or against Borrower or its property or assets, or upon any property leased by Borrower, prior to the date on which penalties attached thereto, unless and to the extent only that such Taxes, after written notice thereof having been given to Agent, are being contested in good faith and by appropriate proceedings, (b) claims allowed by Applicable Laws, whether for labor, materials, rentals, or anything else, which could, if unpaid, become a Lien upon Borrower's property or assets or the outstanding capital stock of Borrower or adversely affect the facilities or operations of Borrower, (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings after written notice thereof has been given to Agent); (c) Trade Payables in accordance with the terms thereof or generally prevailing industry standards; and (d) other Indebtedness heretofore or hereafter incurred or assumed by Borrower, unless such Indebtedness be renewed or extended. In the event any charge is being contested by Borrower or its Subsidiaries as allowed above, Borrower or its Subsidiaries shall establish adequate reserves against possible liability therefor.

          5.5  INSURANCE.

          (a) Maintain insurance upon Borrower's properties and business insuring against such risks in accordance with prevailing industry standards. Borrower shall cause each insurance policy issued in connection therewith to provide and shall cause the insurer issuing such policy to certify to Agent that
(i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify Agent, and such cancellation or change shall not be effective as to Agent for 30 days after receipt by Agent of such notice, unless the effect of the change is to extend or increase coverage under the policy; (ii) Agent will have the right at its election to remedy any default in the payment of premiums within 30 days of notice from the insurer of the default; and (iii) loss payments from casualty/property loss insurance in excess of $250,000 in each instance will be payable jointly to the Borrower and Agent as secured party or otherwise as its interest may appear.

          (b) From time to time upon request by Agent, promptly furnish or cause to be furnished to Agent evidence, in form and substance satisfactory to Agent, of the maintenance of all insurance, indemnities, or bonds required by this SECTION 5.5 or by any license, lease, or other agreement to be maintained, including but not limited to copies as Agent may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

          5.6 INSPECTION. Allow any representative of Agent to visit and inspect any of the properties of Borrower, to examine the books of account and other records and files of Borrower, and to discuss the affairs, business, finances, and accounts of Borrower and its Subsidiaries with their officers, employees, and accountants, all at such reasonable times and as often as Agent may desire.

          5.7  HAZARDOUS SUBSTANCES.

          (a) Borrower hereby covenants and agrees that so long as any Obligation is outstanding:

          (i) Borrower will not permit its property, any property of any of its Subsidiaries, or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous Materials, except for supplies used in the ordinary course of Borrower's business in compliance with all Hazardous Materials laws;

          (ii) Borrower will not permit any Hazardous Materials to be disposed of off its property or any property of any of its Subsidiaries other than in properly licensed disposal sites;

          (iii) Borrower, at Borrower's sole cost and expense, will keep and maintain its property, the property of its Subsidiaries and each portion thereof in compliance with and shall not cause or permit its property or any portion thereof to be in violation of any Hazardous Materials Laws; and

          (iv) Borrower will immediately advise U. S. Bank in writing of any Hazardous Material Claim.

          (b) Borrower agrees to indemnify Agent and Lenders and hold them harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorney fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in SECTION 7.18 hereof; (ii) any activities on its property or the property of its Subsidiaries during Borrower's or its Subsidiaries' ownership, possession, or control of such property which directly or indirectly results in such property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials on its property or any of its Subsidiaries' property; (iv) the cleanup of Hazardous Materials from its property or any of its Subsidiaries' property; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on Borrower's property or the property of its Subsidiaries. As among Borrower, Agent, and Lenders, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from its property, the property of its Subsidiaries, or any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of its property or the property of its Subsidiaries.

          (c) Borrower's obligations under this SECTION 5.7 are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in the Loan Documents. The representations, warranties, and covenants of Borrower set forth in this SECTION 5.7 and SECTION 7.18 hereof (including but not limited to the indemnity provided for in SECTION 5.7(B) above) shall survive the closing and repayment of the Loans to Borrower; and, to the extent permitted by Applicable Laws and Hazardous Materials Laws, shall survive the transfer of its property by foreclosure proceedings (whether judicial or nonjudicial), deed in lieu of foreclosure, or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loans and the Loan Documents.

          5.8 CORPORATE EXISTENCE. Maintain and preserve the corporate existence of Borrower.

          5.9 NOTICE OF DISPUTES AND OTHER MATTERS. Promptly give written notice to Agent of:

          (a) Any citation, order to show cause, or other legal process or order that could have a material adverse effect on Borrower, directing Borrower to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to Borrower any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

          (b) Any (i) refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval; (ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any material Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any material Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

          (c) Any dispute concerning or any threatened nonrenewal or modification of any material lease for real or personal property to which Borrower is a party; or

          (d) Any actions, proceedings, or claims of which Borrower may have notice that may be commenced or asserted against Borrower in which the amount involved is $500,000 or more and is not covered by insurance (excluding deductibles and self-insured retention) or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on Borrower.

          5.10 EXCHANGE OF NOTE. Upon receipt of a written notice of loss, theft, destruction, or mutilation of the Note, and upon surrendering such Note for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note. Any Note issued pursuant to this SECTION 5.10 shall be dated so that neither gain nor loss of interest shall result therefrom.

          5.11 MAINTENANCE OF LIENS. At all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first Liens on the property and assets intended to be covered thereby. Except as contemplated under SECTION 6.3, Borrower shall take all action requested by Agent necessary to assure that Agent for itself and Lenders has a valid and exclusive Lien on all Collateral.

          5.12 OTHER AGREEMENTS. Comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents.

          5.13 AFTER-ACQUIRED COLLATERAL. At the request of Agent, execute and deliver to Agent appropriate instruments in order to effectuate the proper granting and perfection of a first priority security interest in or assignment of all accounts, inventory, general intangibles, chattel paper, documents and similar property hereafter acquired by Borrower, concurrently with the acquisition thereof.

          5.14 FURTHER ASSURANCES. Within ten days of request by Agent, duly execute and deliver or cause to be duly executed and delivered to Agent such further instruments, agreements, and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

          5.15 MAINTENANCE OF BANK ACCOUNTS. As security for repayment of the Loans, maintain its principal United States cash concentration and disbursement accounts with Agent. Borrower hereby grants to Agent for its benefit and the ratable benefit of Lenders, a security interest in all such accounts in order to secure the repayment of the Obligations.

          5.16 GUARANTIES AND SECURITY AGREEMENTS FROM SUBSIDIARIES.  Subject to
SECTION 6.7 hereof, after any entity becomes a United States Subsidiary of Borrower, such Subsidiary shall execute and deliver to Agent, promptly upon Agent's request (a) a Guaranty, (b) a Subsidiary Security Agreement granting Agent for its benefit and the ratable benefit of Lenders a first priority and exclusive security interest in all accounts, inventory, and general intangibles of such Subsidiary, and (c) such other documents and agreements as Agent may reasonably request. All of the foregoing documents shall be in form and substance satisfactory to Agent.


                         ARTICLE VI.  NEGATIVE COVENANTS

          Borrower covenants and agrees that so long as this Agreement is in effect, the Note remains outstanding or unpaid, any amount remains available to be drawn under any Letter of Credit, or any Obligation remains outstanding, Borrower shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld with respect to SECTIONS 6.1 through 6.12 hereof:

          6.1 DIVIDENDS AND DISTRIBUTIONS. During the continuance of any Default or Event of Default, or if the payment or distribution would result in a Default or an Event of Default, declare or pay any cash distributions or dividends or return any capital to any of its shareholders; authorize or make any distribution, payment, or delivery of property or cash to any of its shareholders; redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any of its shares or other interests now or hereafter outstanding; or set aside any funds for any of the foregoing purposes; provided, however, that nothing contained in this SECTION 6.1 shall prohibit Borrower's Subsidiaries from making any distribution or dividend to Borrower.

          6.2 TRANSACTIONS WITH AFFILIATES. Except on arm's length terms or in the ordinary course of business consistent with practices of Borrower prior to the date of this Agreement: (a) enter into any transaction in which an Affiliate shall have any interest; (b) make any payment or agree to make any payment to any such Affiliate; or (c) transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate.

          6.3 LIENS. Contract, create, incur, assume, or suffer to exist any Lien upon or grant any interest in any of its property or assets whether now owned or hereafter acquired, except (a) Liens granted pursuant to this Agreement; (b) Liens on the Collateral granted to secure repayment of the Private Debt; (c) Liens in connection with worker's compensation, unemployment insurance, or other social security obligations; (d) good faith deposits in connection with bids, tenders, contracts, or leases or deposits to secure public statutory obligations; (e) mechanic's, carrier's, repairmen's, or other like Liens in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith and for which appropriate reserves have been established or for which deposits to obtain the release of such liens have been made; (f) Liens for Taxes imposed upon Borrower or any of its Subsidiaries, or its property, operations, income, products, or profits that are not at the time due or payable or for which, if the validity thereof is being contested in good faith by legal or administrative proceedings, appropriate reserves have been established; (g) encumbrances consisting of zoning regulations, easements, rights-of-way, survey exceptions, and other similar restrictions on the use of real property or minor irregularities in title thereto that do not materially impair the use of such property in the operation of the business of Borrower or any of its Subsidiaries; (h) Liens arising out of judgments or awards with regard to which Borrower or any of its Subsidiaries, shall be prosecuting an appeal in good faith and for which a stay of execution has been issued and appropriate reserves established; (i) short-term purchase money security interests; and (j) the currently existing liens listed on EXHIBIT J.

          6.4  ADVANCES AND LOANS.  Except by Borrower to its Subsidiaries:
(a) lend money, make credit available (other than in the ordinary course of business to customers), or lend property or the use thereof to any Person;
(b) guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; or (c) agree to do any of the foregoing.

Notwithstanding the foregoing, Borrower and its Subsidiaries may endorse negotiable instruments for deposit or collection in the ordinary course of business.

          6.5 INVESTMENTS. Invest in (by capital contribution or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock, or equity of any Person except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof,
(b) interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to Agent, (c) stock or obligations issued in settlement of claims of Borrower or its Subsidiaries against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower or its Subsidiaries, or
(d) commercial paper and corporate and municipal bonds with a rating of BBB or better.

          6.6 CONSOLIDATION, MERGER, AND SALE OF ASSETS. Wind up, liquidate, or dissolve Borrower's affairs or enter into any transaction of merger or consolidation with any Person; convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted; sell any of its notes receivable, installment or conditional sales agreements, or accounts receivable; purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other Person, except as provided in SECTION 6.7 herein.

          6.7  SUBSIDIARIES.  Form or acquire any Person or any portion thereof
(a) for $250,000 or less, unless Borrower has previously provided to Agent financial information with respect to the proposed acquisition, or (b) in excess of $250,000, unless Borrower has (i) previously provided to Agent financial information with respect to the proposed acquisition, and (ii) Agent has approved the acquisition in writing, which approval shall not be unreasonably withheld.


          6.8 TYPE OF BUSINESS. Enter into any business is substantially different from or not connected with the business in which Borrower is presently engaged or make any substantial change in the nature of its business or operations; PROVIDED, HOWEVER, BORROWER MAY ESTABLISH OPERATIONS TO PROVIDE FINANCING TO THE CUSTOMERS OF BORROWER AND THE SUBSIDIARIES , THE PROCEEDS OF WHICH SHALL BE USED TO FINANCE THE PURCHASE OF GOODS AND SERVICES FROM BORROWER AND THE SUBSIDIARIES.

          6.9 CHANGE OF CHIEF EXECUTIVE OFFICE OR NAME. Change (a) the chief executive office of Borrower, (b) Borrower's name, or (c) the location of any of the Collateral; or adopt or use any trade name without (x) prior written notice to Agent and (y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of Agent to continue to perfect and protect the Liens on the Collateral.

          6.10 CHANGE IN DOCUMENTS. Materially amend, supplement, terminate, or otherwise modify in any way Borrower's certificate of incorporation, or other documents delivered to Agent hereunder or executed in connection herewith.

          6.11 CONTROL. Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower.

          6.12 PENSION PLAN. Terminate or partially terminate any Plan now existing or hereafter established for Borrower or ERISA Affiliates or withdraw from participation therein under circumstances that result or could result in liability to the Pension Benefit Guaranty Corporation, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or could result in liability to the Pension Benefit Guaranty Corporation or a violation of ERISA.

          6.13 TANGIBLE NET WORTH. Permit Tangible Net Worth at the end of any fiscal quarter of Borrower during the following periods to be less than:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          TIME PERIOD                        TANGIBLE NET WORTH
--------------------------------------------------------------------------------
       Date of Agreement                          $33,000,000
          to 4/29/96
--------------------------------------------------------------------------------

       4/30/96 to 4/29/97                         $35,000,000
--------------------------------------------------------------------------------

       4/30/97 to 4/29/98                         $50,000,000
--------------------------------------------------------------------------------

     4/30/98 and thereafter                       $65,000,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          6.14 FUNDED DEBT RATIO. Permit the Funded Debt Ratio at the end of any fiscal quarter of Borrower during the following periods to be greater than:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       TIME PERIOD                                FUNDED DEBT RATIO
--------------------------------------------------------------------------------
       Date of Agreement
       to 4/30/97                                 3.00:1.0
--------------------------------------------------------------------------------
       5/1/97 to 4/30/98                          2.50:1.0
--------------------------------------------------------------------------------
       5/1/98 to 4/30/99                          2.25:1.0
--------------------------------------------------------------------------------
       5/1/99 and thereafter                      2.00:1.0

--------------------------------------------------------------------------------

     6.15 DEBT SERVICE COVERAGE RATIO. Permit the Debt Service Coverage Ratio for any fiscal year of Borrower to be less than 1.5:1.0 as of the end of any fiscal year of Borrower during the terms of the Loans.

     6.16 CURRENT RATIO. Permit the Current Ratio at the end of any fiscal quarter of Borrower to be less than 2.0:1.0 during the terms of the Loans.

     6.17 WORKING CAPITAL. Permit Working Capital at the end of any fiscal quarter of Borrower during the following periods to be less than:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       TIME PERIOD                                WORKING CAPITAL
--------------------------------------------------------------------------------
       Date of Agreement
       to 4/29/96                                 $40,000,000
--------------------------------------------------------------------------------
       4/30/96 to 4/29/97                         $50,000,000
--------------------------------------------------------------------------------
       4/30/97 to 4/29/98                         $55,000,000
--------------------------------------------------------------------------------
       4/30/98 and thereafter                     $60,000,000
--------------------------------------------------------------------------------

                  ARTICLE VII.  REPRESENTATIONS AND WARRANTIES

                 In order to induce Agent and Lenders to enter into this Agreement, to make the Loans, and to induce Issuing Lender to issue the Letters of Credit as herein provided, Borrower hereby makes the following representations, covenants, and warranties to Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of
Agent:

          7.1 CORPORATE STATUS. Borrower is a corporation organized and validly existing under the laws of the state of Delaware. Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business in all states except where the failure to be qualified could not have a material adverse effect on Borrower.

          7.2 POWER AND AUTHORITY. Borrower has the power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan Documents and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Note and all Loan Documents delivered hereunder. This Agreement constitutes and the Note and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid, and legally binding obligations of Borrower enforceable in accordance with their respective terms.

          7.3 NO VIOLATION OF AGREEMENTS. Borrower is not in default under any material provision of any agreement to which it is a party or in violation of any Applicable Laws. The execution and delivery of this Agreement, the Note, the other Loan Documents, and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof (a) will not violate any material Applicable Law and (b) will not conflict or be inconsistent with; result in any breach of any of the material terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower pursuant to the terms of: any material Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower is a party, by which Borrower may be bound, or to which Borrower may be subject, and (c) will not violate any of the provisions of the certificate of incorporation of Borrower. No Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Note, or the assumption and performance of this Agreement or the Note by Borrower or (y) for the consummation by Borrower of the transactions contemplated by this Agreement including but not limited to the grant of the security interests to Agent.

          7.4 RECORDING AND ENFORCEABILITY. Neither the certificate of incorporation, bylaws, or other applicable corporate documents of Borrower nor other agreements require recording, filing, registration, notice, or other similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Note, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code or in connection with the perfection of the security interests of Agent in patents, trademarks, and similar types of Collateral.

          7.5 LITIGATION. Except as set forth in EXHIBIT K, there are no actions, suits, or proceedings pending or threatened against or affecting Borrower before any Governmental Body that could have a material adverse effect on Borrower or the Collateral. Borrower is not in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could have a material adverse effect on Borrower or on the Collateral.

          7.6 GOOD TITLE TO PROPERTIES. Borrower has good and marketable title to, or a valid leasehold interest in, its property and assets, subject to no Liens, except those permitted under the provisions of SECTION 6.3 of this Agreement.

          7.7 LICENSES AND PERMITS. All Governmental Approvals with respect to the business of Borrower were to Borrower's knowledge duly and validly issued by the respective Governmental Bodies, are in full force and effect, and are to Borrower's knowledge valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower presently holds all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business as now conducted and as presently proposed to be conducted.

          7.8 PROPERTIES IN GOOD CONDITION. All the material properties of Borrower are, and all material properties to be added in connection with any contemplated expansion will be in good repair and good working order and condition in a manner consistent with past practices of Borrower, and comparable to industry standards and are and will be in compliance with all Applicable Laws.

          7.9 FINANCIAL STATEMENTS. The audited financial statements of Borrower dated April 30, 1995, and all schedules and notes included in such financial statements present fairly (i) the financial position of Borrower as of the date of said statements and (ii) the results of operations of Borrower for the periods covered thereby; and there are not any significant liabilities that should have been reflected in the financial statements or the notes thereto under GAAP generally accepted accounting principles, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with GAAP. There has been no material adverse change (including but not limited to any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body or public utility) in the operations, business, property, assets, or condition (financial or otherwise) of Borrower since April 30, 1995, or Borrower's most recent 10-Q report filed with the Securities and Exchange Commission.

          7.10 MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower since Borrower's audited financial statements dated April 30, 1995.

          7.11 TAXES. Borrower has duly filed all tax returns and reports required by Applicable Law to be filed; and all Taxes upon Borrower or upon its assets that are due and payable have been paid (except as otherwise permitted in this Agreement).

          7.12 LICENSE FEES. Borrower has paid all fees and charges that have become due for any material Governmental Approval for its business or has made adequate provisions for any such fees and charges that have accrued.

          7.13 TRADEMARKS, PATENTS, ETC. Attached hereto as EXHIBIT L is a schedule of all trademarks, trade names, service marks, patents, and applications therefor currently held by Borrower or in which it has an interest, e.g., a license. Borrower possesses all necessary trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct its businesses as now and as proposed to be conducted, without conflict with the rights or claimed rights of others.

          7.14 GOVERNMENTAL APPROVALS. Attached hereto as EXHIBIT M is a schedule of all material Governmental Approvals necessary for the operation of Borrower's business.

          7.15 DISCLOSURE. To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in SECTION 7.9 hereof, any certificate, statement, report or other document furnished to Agent by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

          7.16 REGULATIONS U AND X. Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by Agent, Borrower will furnish to Agent a statement in conformity with the requirements of Federal Reserve
Form U-1 referred to in said Regulation. No part of the proceeds of the Loans will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

          7.17 NAMES. Neither Borrower nor any of its predecessors operate or do business or during the past five years have operated or done business under a fictitious, trade, or assumed name.

          7.18 CONDITION OF PROPERTY. Except as otherwise disclosed to Agent, Borrower hereby represents and warrants to Agent that as of the date hereof and continuing hereafter, Borrower's property (both owned and leased) and each portion thereof (a) are not and to the best knowledge of Borrower after due investigation have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material; (b) are presently in compliance with all Hazardous Materials Laws; and (c) are not being used and to the best knowledge of Borrower after due investigation have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

          7.19   PENSION PLANS.  No "reportable event" as defined in
Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any Plan. In addition, each of the Plans are in compliance with the requirements of ERISA, including the minimum funding requirements.


                   ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES

          8.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):

          (a) If Borrower shall fail to (i) pay any interest, principal, or other amount on the Note within five days after such interest, principal, or other amount becomes due in accordance with the terms thereof or hereof, or (ii) reimburse Issuing Bank in accordance with SECTION 2.12 hereof in respect of any Letter of Credit; or

          (b) If Borrower or any of its Subsidiaries shall (i) default in payment of principal of or interest on any Indebtedness for money borrowed, including the Private Debt, or Capital Lease obligations (other than as set forth in SECTION 8.1(A) above), if the outstanding principal (or capitalized) amount of such Indebtedness is $100,000 or more, after any applicable grace period provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other material provisions of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing, or relating thereto; or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to the date of maturity, any applicable grace period having expired; or

          (c) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower or any other Person in any document, certificate, or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or

          (d) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, any term, covenant, or agreement to be performed or observed pursuant to ARTICLES V and VI hereof; or

          (e) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, (not otherwise specified in this SECTION 8.1) any term, covenant, or agreement to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents, or any other agreement incidental hereto and such default is not cured within 30 days; or

          (f) If Borrower or any of its Subsidiaries fails to perform any of its obligations under any of the Loan Documents not otherwise specified in this
SECTION 8.1, or if the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than Agent or Lenders and such default is not cured within 30 days; or

          (g) If custody or control of any substantial part of the property of Borrower or any of its Subsidiaries is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which would be to have a material adverse effect on Borrower and its Subsidiaries; or

          (h) If (i) Borrower or any of its Subsidiaries shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any of its Subsidiaries any case, proceeding, or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged, unstayed, or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower or any of its Subsidiaries any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or shall, within the meaning of the Bankruptcy Code, generally not pay its debts (other than debts that are the subject of a bona fide dispute) as they become due; or (vi) Borrower or any of its Subsidiaries suspends or discontinues its business; or

          (i) If there is any refusal or failure by any Governmental Body to issue, renew, or extend any lease or material Governmental Approval with respect to the operation of the business of Borrower and its Subsidiaries, or any denial, forfeiture or revocation by any Governmental Body of any Governmental Approval that could have a material adverse effect on Borrower and its Subsidiaries; or

          (j) If any of the events described in SECTION 5.9 hereof occur or are threatened and, in Agent's reasonable judgment, such event jeopardizes or could reasonably be expected to jeopardize repayment of the Note or reimbursement of any draw under any Letter of Credit; or

          (k) If (i) any Plan shall be terminated pursuant to Subtitle C of Title IV ERISA, (ii) a trustee shall be appointed by the appropriate
U. S. District Court to administer such Plan, (iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan, or (iv) any such Plan fails to satisfy the minimum funding standards for such Plan for a Plan year as established in Section 412 of the Internal Revenue Code; or

          (l) One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate liability (not paid or fully covered by insurance) of $250,000 or more which judgment or decree shall not have been vacated, discharged, stayed, or bonded pending appeal within 30 days from entry thereof; or

          (m) If there shall occur any event that has a material adverse effect upon the business or financial condition of Borrower and its Subsidiaries and that materially increases Lenders' risk that Borrower will not repay the Loans or pay the amount of any draw under the Letter of Credit.

          8.2    ACCELERATION; REMEDIES.

          (a) If any Event of Default described in SECTIONS 8.1(H)(I) or (II) shall occur then immediately and automatically (i) the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable and Lenders' obligations to make any Loan shall immediately terminate, and (ii) all obligations of Borrower in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and Issuing Lender's obligation to open the Letters of Credit shall immediately terminate.

          (b)    If any other Event of Default other than described in
SECTION 8.1(H), (I), or (II) shall occur and be continuing, with the consent of Requisite Lenders, Agent may, or upon the request of Requisite Lenders, Agent shall (i) by notice to Borrower, declare the Revolving Credit Commitments and Issuing Lender's obligation to open the Letters of Credit to be terminated forthwith, whereupon such obligations shall immediately terminate; and (ii) by notice of default to Borrower, (1) declare all or a portion of the Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (2) declare all or a portion of the obligations of Borrower in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations.

          (c) Except as expressly provided above in this SECTION 8.2, presentment, demand, purchase, and all other notices of any kind are hereby expressly waived. Agent and Lenders may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant hereto in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of Agent, any Lender, or the holder of any of the Note in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and Agent, any Lender, or the holder of any of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Agent, any Lender, or any subsequent holder of any of the Note would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Agent and/or Lenders to any other or further action in any circumstances without notice or demand.


                         ARTICLE IX.  AGENCY PROVISIONS

          9.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated to Agent by the terms hereof or thereunder, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth hereunder and in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, or other Obligations, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of Lenders, acting in agreement, and such instructions shall be binding upon all Lenders, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or Applicable Law. In the absence of instructions from Lenders, Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Requisite Lenders and any such action or failure to act shall be binding on Lenders and on all holders of the Note. Each Lender and each holder of any Note shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder and under the other Loan Documents.

          9.2    DUTIES AND OBLIGATIONS.

          (a) Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or any other Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and a written agreement of the assignee that it is bound hereby to the same extent as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including, with the consent of Borrower, counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement, any other Loan Document, or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of Borrower, or as to the use of the proceeds of the Loan, or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement, of any other Loan Document, or of any instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect to this Agreement or any other Loan Document by acting upon any oral or written notice, consent, certificate, or other instrument or writing (which may be by telegram, facsimile transmission, cable, or telex) believed by it to be genuine and signed, sent or made by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made herein or in any other Loan Document.

          (b) Agent will transmit to Lenders copies of all documents received from Borrower pursuant to the requirements hereof other than documents which, by the terms hereof, Borrower are obligated to deliver directly to Lenders.

          (c) Each Lender or its assignees shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 101 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

          9.3 RIGHTS OF AGENT AS LENDER. With respect to the Loans made by Agent and the Note issued to Agent, Agent in its individual capacity as a Lender and not as Agent, shall have the same rights hereunder and otherwise as any other Lender and may exercise the same as though it were not Agent, and it is understood and agreed that Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with Borrower as though it were not Agent hereunder.

          9.4 LENDERS' CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder and the other Loan Documents.

          9.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to their respective Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement or any other Loan Document, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand in proportion to its Pro Rata Share for any out-of-pocket expenses, including attorney fees, incurred by Agent in connection with the administration or enforcement or preservation of any rights under any Loan Document (to the extent that Agent is not reimbursed for such expenses by Borrower).

          9.6 SUCCESSOR AGENT. Agent may give written notice of resignation at any time to Lenders and, subject to Borrower's prior written consent, (which consent shall not be unreasonably withheld), may be removed at any time with cause by agreement of Lenders. Lenders, acting in agreement, shall have the right to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, other than from liabilities to Lenders for Agent's gross negligence or willful misconduct arising prior to the date of such discharge. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. After any retiring Agent's resignation or removal hereunder as Agent shall become effective, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          9.7    NO EFFECT ON BORROWER.  Lenders and Agent agree that this
ARTICLE IX outlines the rights and responsibilities of Agent and Lenders as among themselves and is not intended to affect the rights or obligations of Borrower under this Agreement or the other Loan Documents, other than Borrower being obligated to treat the successor Agent as "Agent for all purposes."


                            ARTICLE X.  MISCELLANEOUS

          10.1 NOTICES. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement. For purposes of this Agreement, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof. The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

          10.2 PAYMENT OF EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to

Agent, (b) to pay or reimburse Agent and each Lender for all their respective reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold Agent, each Lender, and their respective officers, directors, employees, and agents and attorneys (the "Indemnified Persons") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under the Loan Documents and any such other documents prepared in connection therewith, including without limitation, the reasonable fees and disbursements of counsel to Agent and each Lender, (c) to pay, indemnify, and to hold Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes (other than income and gross revenue taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents including, without limitation, the reasonable fees and disbursements of counsel to Agent and each Lender in connection with the foregoing and in connection with advising Agent with respect to its rights and responsibility under any Loan Document and (d) to pay, indemnify, and hold the Indemnified Persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Person arising out of or in connection with any investigation, litigation or proceeding related to the Loan Documents or the use of the proceeds of the Loans, whether or not any of the Indemnified Persons is a party thereto or by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit, (it being agreed that nothing in this SECTION 10.2 is intended to limit Borrower's obligations pursuant to
SECTION 2.12) (all the foregoing, collectively, the "Indemnified Liabilities"), provided, that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities of any Indemnified Person arising from (i) the gross negligence or willful misconduct of such Indemnified Person, (ii) legal proceedings commenced against Agent or a Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) disputes between Agent and the Lenders and (iv) legal proceedings which are resolved in favor of Borrower. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

          10.3   SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

          (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent, all future holders of the Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of each Lender.

          (b) Any Lender may, with the prior written consent of all the Requisite Lenders and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to a Lender, the Note, the commitments or any other interest of a Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Participant shall have no voting rights as a Lender hereunder. Borrower agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with Lenders, and Lenders agree to share with such Participant, as provided in SECTION 10.4 hereof. In addition, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.17 and 3.9 hereof with respect to its participation in the Revolving Credit Commitments, the Loans, and the Letters of Credit outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsection than such Lender would have been entitled to receive in respect to the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any Affiliate thereof and, with the consent of Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or a portion (in an amount equal to or greater than $10,000,000) of its rights and obligations under this Agreement, the L/C Applications, and the Note, pursuant to an agreement substantially in the form of EXHIBIT N (a "Commitment Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by Borrower and Agent), and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a

Lender hereunder with a Commitment as set forth therein, and (y) the transferor thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Pro Rata Shares, if any, arising from the purchase by such Purchasing Lender of all of the rights and obligations of such transferor Lender under this Agreement and any Note. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Transferor Lender shall make appropriate arrangements with Issuing Lender so that replacement Letter of Credit Participation Certificates are issued to the Transferor Lender, and new Letter of Credit Participation Certificates or replacement Letter of Credit Participation Certificates, as appropriate, are issued to each Purchasing Lender, in each case indicating L/C Participating Interests reflecting their respective revised Revolving Credit Commitments. Each such new Letter of Credit Participation Certificate or replacement Letter of Credit Participation Certificate, as the case may be, shall be dated the date of the related original Letter of Credit Participation Certificate.

          (d) Agent shall maintain at its address referred to in SECTION 10.1 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Lender's in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement.

          10.4   ADJUSTMENTS; SETOFF.

          (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 8.1(h) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such

Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion. Agent shall promptly give Borrower notice of any setoff, provided that the failure to give such notice shall not affect the validity of such setoff.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, to the extent permitted by law, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the United States Bankruptcy Code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; Borrower, to setoff and apply against any Indebtedness, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignees for the benefit of creditors, received or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Borrower and Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.5 SETOFF. Borrower hereby pledges and gives to Agent and each Lender, and any Participant, a lien and security interest in the balance of any deposit account maintained by Borrower at Agent or such Lender (as the case may be), or any Participant to secure payment of all obligations to Lenders under the Loan Documents. In the case of

Borrower's Default hereunder, Borrower hereby authorizes Agent and Lenders or any such Participant at their sole option, at any time and from time to time, to apply to the payment of all or any portion of the Obligations any deposit balance or balances now or hereafter in the possession of Agent, Lenders, or such Participant that belong to or are owed to Borrower.

          10.6 WAIVER OF SETOFF. In the event that any Lender sells all or any portion of the Loans to any Participant, Borrower hereby waives the right to interpose any setoff, counterclaim, or cross-claim (other than compulsory counterclaims or cross-claims) in connection with any litigation or dispute under this Agreement, regardless of the nature of such setoff, counterclaim, or cross-claim.

          10.7 FEES AND COMMISSIONS. Borrower agrees to indemnify Agent and Lenders and hold them harmless with regard to any commissions, fees, judgments, or expenses of any nature and kind that Agent and Lenders may become liable to pay by reason of any claims by or on behalf of Borrower's brokers, finders, or agents in connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.

          10.8   AMENDMENTS AND WAIVERS.

          (a) No Loan Document nor any terms thereof may be amended, supplemented, or modified, except in accordance with the provisions of this
SECTION 10.8. Subject to the terms of subsection (b) below and with the written consent of the Requisite Lenders, Agent and Borrower may, from time to time, enter into written amendments, supplements, or modifications hereto, for the purpose of adding any provisions to any Loan Document or changing in any manner the rights of Lenders or of Borrower thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of any Loan Document.

          (b) Notwithstanding subsection (a) above, no amendment, waiver, or consent shall, unless in writing and signed by Requisite Lenders, do any of the following: (i) reduce the percentage specified in the definition of Requisite Lenders; (ii) subject Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Note or any fees under this Agreement;
(iv) postpone any date fixed for any payment of principal of, or interest on, the Note or any fees under this Agreement; (v) consent to the assignment or transfer by Borrower of any of their rights and obligations under this Agreement; or, (vi) waive any Default or Event of Default and its consequences; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by Agent in addition to the Requisite Lenders, affect the rights or duties of Agent under of the Loan Documents.

          (c) Any such waiver, any such amendment, supplement, or modification shall be binding upon Borrowers, Lenders, Agent, and all future holders of the Note. In the case of any waiver, Borrower, Lenders, and Agent shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.9 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

          10.10 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

          10.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington.

          10.12 CONSENT TO JURISDICTION, SERVICE, AND VENUE. For the purpose of enforcing payment of any of the Note, performance of the obligations under any of the Note, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against Agent and Lenders in any court outside King County, Washington. The provisions of this Section do not limit or otherwise affect the right of Agent and Lenders to institute and conduct action in any other appropriate manner, jurisdiction, or court and do not otherwise limit Borrower's right to contest such manner, jurisdiction, or court as may be sought by Agent and Lenders in any such action.

          10.13  ARBITRATION.

          (a) Borrower, Agent, or any Lender may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to the Loans be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U. S. Code. All Claims will be subject to the statutes of limitations that would be applicable if they were litigated.

          (b) This provision is void if the Loans, at the time of the proposed submission to arbitration, are secured by real property located outside of Oregon or Washington or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Agent's or Lender's ability to realize on any Collateral pursuant to an arbitration ruling favorable to Agent and/or Lenders.

          (c) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if either party's Claim is equal to or greater than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

          (d) If any party institutes any judicial proceeding relating to the Loans, that action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies, including injunction, appointment of a receiver, attachment, claim and delivery, and replevin.

          10.14 COUNTERPARTS. This Agreement and each of the Loan Documents may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original agreement, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          10.15 TERMINATION OF EXISTING CREDIT AGREEMENT. Upon execution of this Agreement and satisfaction of the conditions precedent set forth in
SECTION 4.1 herein, the Existing Credit Agreement shall terminate and be of no further force and effect. Notwithstanding the foregoing, the Revolving Credit Loan shall constitute a renewal and refinancing of the credit facilities provided in the Existing Credit Agreement, and accordingly all security agreements, UCC financing statements, and other documents evidencing a security interest in all or any portion of the assets of Borrower or its Affiliates arising out of or related to the Existing Credit Agreement shall remain in full force and effect, and shall continue to secure the Revolving Credit Loans and other credit facilities provided for in this Agreement.

          10.16 STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                 IN WITNESS WHEREOF, Borrower and Agent, and Lenders have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.


                                    BORROWER:

                                    FLOW INTERNATIONAL CORPORATION


                                    By
                                        -------------------------------------

                                    Title
                                          -----------------------------------

                  Notice Address:   23500 - 64th Avenue S.
                                    Kent, Washington  98032

                                    Facsimile:  (206) 813-3311
                                    Attention:  Lee M. Andrews, Vice President
                                                and Chief Financial Officer


                                    LENDERS:

                                    U. S. BANK OF WASHINGTON,
                                    NATIONAL ASSOCIATION

                                    By
                                       --------------------------------------
                                       Mark Tsutakawa,
                                       Vice President

                  Notice Address:   U. S. Bank of Washington,
                                      National Association
                                    10800 N.E. 8th, Suite 1000
                                    Bellevue, Washington  98004
                                    Facsimile:  (206) 450-5889
                                    Attention:  Mark Tsutakawa